UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 28, 2023

 North Haven Private Income Fund LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01489	87-4562172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1585 Broadway New York, NY	10036
(Address of principal executive offices)	(Zip Code)

1 (212) 761-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class S Units	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒
Item 3.02. Unregistered Sales of Equity Securities.
As of September 1, 2023, North Haven Private Income Fund LLC ("we", the "Company" or the "Fund"), sold approximately 5,481,417 of the Company’s Class S units (the “Units”) for an aggregate offering price of approximately $104.4 million, reflecting a purchase price of $19.04 per unit (with the final number of Units being determined on September 28, 2023).
The sale of Units was made pursuant to subscription agreements entered into by the Company and its unitholders. The issuance of the Units is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D thereunder. The Company relied, in part, upon representations from the unitholders in the subscription agreements that each unitholder was an accredited investor as defined in Regulation D under the Securities Act.
Item 7.01. Regulation FD Disclosure.
On September 29, 2023, the Company disclosed the below information.
Distribution:
On September 26, 2023, the Board of Directors of the Company declared a distribution to unitholders of record in the amount of $0.1507 per unit, representing an annualized distribution yield of approximately 9.50%.
Annualized distribution yield is calculated by dividing the declared distribution by the prior month's net asset value and annualizing over 12 monthly periods.
The distribution will be payable on or around October 4, 2023 to unitholders of record as of September 30, 2023.
Company's Portfolio:
As of August 31, 2023, the Company had investments in 213 portfolio companies across 42 industries with an aggregate par value of approximately $3,327.9 million, which consisted of approximately 97.8% first lien debt investments, approximately 1.2% second lien debt investments and approximately 1.0% other securities, based on par value or, in the case of equity investments, cost. As of August 31, 2023, approximately 99.9% of the debt investments, based on par value, in the Company's portfolio were at floating rates. During the period from August 1, 2023 through August 31, 2023, the Company had new investment commitments of approximately $217.4 million, approximately 99.5% of which were private senior secured loans. As of August 31, 2023, approximately 87.6% of the Company’s total investment commitments were in private senior secured loans and equity investments and approximately 12.4% were in broadly syndicated loans, which the Company primarily uses for cash management purposes.

The table below describes investments by industry composition based on par value or, in the case of equity investments, cost as of August 31, 2023:

Industry	Par or Cost ($ in millions)	% of Par or Cost
Software	$634.3	19.1%
Insurance Services	524.4	15.8
Health Care Providers & Services	336.7	10.1
Commercial Services & Supplies	202.0	6.1
Financial Services	140.9	4.2
Diversified Consumer Services	140.3	4.2
Distributors	123.9	3.7
Professional Services	116.6	3.5
IT Services	96.4	2.9
Industrial Conglomerates	87.2	2.6
Other	925.2	27.8
Total	$3,327.9	100.0%
The table below shows the Company's ten largest portfolio company investments based on par value or, in the case of equity investments, cost as of August 31, 2023:

Issuer	Par or Cost ($ in millions)	% of Par or Cost
Pareto Health Intermediate Holdings, Inc.	$101.7	3.1%
World Insurance Associates, LLC	83.9	2.5
Integrity Marketing Acquisition, LLC	80.3	2.4
Anaplan, Inc.	69.6	2.1
Kaseya, Inc.	67.7	2.0
Tank Holding Corp.	65.2	2.0
Galway Borrower, LLC	63.9	1.9
Redwood Services Group, LLC	61.1	1.8
Trintech, Inc.	60.5	1.8
Cyara AcquisitionCo, LLC	59.2	1.8
Other	2,614.8	78.6
Total	$3,327.9	100.0%
Net Asset Value:
As of August 31, 2023, the Company's aggregate net asset value is estimated to be approximately $1,805.7 million. As of August 31, 2023, the Company had approximately $980.6 million of debt outstanding (at principal). This estimate of the Company's aggregate net asset value did not and will not undergo the Company's customary quarter-end financial closing procedures and may differ materially from future estimates of net asset value or net asset value determinations, including the determination as of September 30, 2023, which will undergo the Company’s customary quarter-end financial closing procedures.

Recent Developments:
During the period from September 1, 2023 through September 28, 2023, the Company made new investment commitments of approximately $95.7 million, approximately 100.0% of which were first lien debt investments. The Company continues to monitor the current market environment and focus on increasing the amount of private loans in the portfolio as it further deploys capital.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2023	North Haven Private Income Fund LLC

	By:	/s/ Venugopal Rathi
Venugopal Rathi
Chief Financial Officer